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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               December 23, 2002
                        (date of earliest event reported)

                   WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.
                    as Depositor and Master Servicer under a
                         Pooling and Servicing Agreement
                          dated as of December 1, 2002
                          providing for the issuance of

                                 $1,988,853,100

                     WaMu MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-AR19

            Delaware                 333-77026         94-2528990

           (State or other         (Commission       (IRS Employer
           jurisdiction of          File Number)     Identification
           Incorporation)                            Number)

                           1201 THIRD AVENUE, WMT 1706
                            SEATTLE, WASHINGTON 98101
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:

                                 (206) 377-8555

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Item 1.   Changes in Control of Registrant. Not applicable.

Item 2.   Acquisition or Disposition of Assets. Not applicable.

Item 3.   Bankruptcy or Receivership. Not applicable.

Item 4. Changes in Registrant's Certifying Accountant. Not applicable.

Item 5.   Other Events. Not applicable.

Item 6.   Resignations of Registrant's Directors. Not applicable.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

The following exhibit is filed herewith:

     7.5 Pooling and Servicing Agreement between Washington Mutual Mortgage Securities Corp., as Depositor and Master Servicer, Deutsche Bank National Trust Company, as Trustee, and Deutsche Bank Trust Company Delaware, as Delaware Trustee, dated as of December 1, 2002.

     The Mortgage Loan Schedule, included as Exhibit D to the Pooling and Servicing Agreement, has been intentionally omitted from this filing. Copies may be obtained from Washington Mutual Mortgage Securities Corp. or Deutsche Bank National Trust Company by contacting, in the case of Washington Mutual Mortgage Securities Corp.,

               Laura Kelsey
               Master Servicing Department
               Washington Mutual Mortgage Securities Corp.
               75 N. Fairway Drive, VHF2A01
               Vernon Hills, IL 60061
               Telephone:   (847) 393-5198
               Facsimile:   (847) 549-2997


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          in the case of Deutsche Bank National Trust Company,

               Alan Sueda
               Trust Administrator
               Deutsche Bank National Trust Company
               1761 E. St. Andrew Place
               Santa Ana, CA 92705
               Telephone:   (714) 247-6315
               Facsimile:   (714) 247-6329


Item 8.   Change in Fiscal Year. Not applicable.

Item 9.   Regulation FD Disclosure. Not applicable.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7, 2003

                                      WASHINGTON MUTUAL MORTGAGE SECURITIES
                                      CORP.
                                      (Registrant)

                                      By: /s/ Thomas G. Lehmann
                                      -----------------------------------
                                      Thomas G. Lehmann
                                      First Vice President and Counsel
                                      (Authorized Officer)


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